EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Entity Name	Jurisdiction of Formation
Air Max Limited	Bermuda
All Star C.V.	Netherlands
American NIKE S.L.	Spain
BRS NIKE Taiwan, Inc.	Taiwan
Cole Haan	Maine
Cole Haan Company Store	Maine
Cole Haan Hong Kong Limited	Hong Kong
Cole Haan Japan, Inc.	Japan
Converse (Asia Pacific) Limited	Hong Kong
Converse Canada Corp.	Canada
Converse Canada Holding B.V.	Netherlands
Converse Europe Limited	United Kingdom
Converse Footwear Technical Service (Zhongshan) Co., Ltd.	People’s Republic of China
Converse Holdings LLC	Delaware
Converse Hong Kong Holding Company Limited	Hong Kong
Converse Hong Kong Limited	Hong Kong
Converse Inc.	Delaware
Converse Netherlands B.V.	Netherlands
Converse Sporting Goods (China) Co., Ltd.	People’s Republic of China
Converse Trading Company B.V.	Netherlands
Exeter Brands Group LLC	Oregon
Exeter Hong Kong Limited	Hong Kong
French Football Merchandising S.A.S.	France
Futbol Club Barcelona, S.L.	Spain
Hurley 999, S.L.	Spain
Hurley Australia Pty Ltd	Australia
Hurley International Holding B.V.	Netherlands
Hurley International LLC	Oregon
Juventus Merchandising S.r.l.	Italy
Manchester United Merchandising Limited	United Kingdom
NIKE 360 Holding B.V.	Netherlands
NIKE Argentina Srl	Argentina
NIKE Asia Holding B.V.	Netherlands
NIKE Australia Holding B.V.	Netherlands
NIKE AUSTRALIA PTY. LTD.	Australia
NIKE CA LLC	Delaware
NIKE Canada Corp.	Canada
NIKE Canada Holding B.V.	Netherlands
NIKE Chile B.V.	Netherlands
NIKE China Holding HK Limited	Hong Kong
NIKE Cortez	Bermuda
NIKE CR Ltd.	Croatia
NIKE Czech s.r.o.	Czech Republic
NIKE de Chile Ltda.	Chile
NIKE de Mexico S de R.L. de C.V.	Mexico
NIKE Denmark ApS	Denmark
NIKE Deutschland GmbH	Germany
NIKE do Brasil Comercio e Participacoes Ltda.	Brazil
NIKE Dunk Holding B.V.	Netherlands
NIKE Europe Holding B.V.	Netherlands
NIKE European Operations Netherlands B.V.	Netherlands

SUBSIDIARIES OF THE REGISTRANT—(Continued)

Entity Name	Jurisdiction of Formation
NIKE Finance Ltd.	Bermuda
NIKE Finland OY	Finland
NIKE Flight	Bermuda
NIKE France S.A.S.	France
NIKE Galaxy Holding B.V.	Netherlands
NIKE Glide C.V. NIKE Global Holding B.V.	Netherlands Netherlands
NIKE GLOBAL SERVICES PTE. LTD.	Singapore
NIKE GLOBAL TRADING PTE. LTD.	Singapore
NIKE GmbH	Austria
NIKE Group Holding B.V.	Netherlands
NIKE Hellas EPE	Greece
NIKE Holding, LLC	Delaware
NIKE Hong Kong Limited	Hong Kong
NIKE Huarache	Bermuda
NIKE Hungary LLC	Hungary
NIKE Ignite, LLC	Delaware
NIKE IHM, Inc.	Missouri
NIKE India Holding B.V.	Netherlands
NIKE India Private Limited	India
NIKE International Holding B.V.	Netherlands
NIKE International Holding, Inc.	Delaware
NIKE International LLC	Delaware
NIKE International Ltd.	Bermuda
NIKE Israel Ltd.	Israel
NIKE Italy S.R.L.	Italy
NIKE Japan Corp.	Japan
NIKE Japan Group LLC	Japan
NIKE Jump Ltd.	Bermuda
NIKE Korea LLC	Korea
NIKE Laser Holding B.V.	Netherlands
NIKE Lavadome	Bermuda
NIKE Licenciamentos do Brasil, Ltda.	Brazil
NIKE Logistics Yugen Kaisha	Japan
NIKE Max LLC	Delaware
NIKE Mexico Holdings, LLC	Delaware
NIKE New Zealand Company	New Zealand
NIKE Norway AS	Norway
NIKE NZ Holding B.V.	Netherlands
NIKE Offshore Holding B.V.	Netherlands
NIKE Pegasus	Bermuda
NIKE Philippines, Inc.	Philippines
NIKE Poland Sp.zo.o	Poland
NIKE Retail B.V.	Netherlands
NIKE Retail Hellas Ltd.	Greece
NIKE Retail LLC	Russia
NIKE Retail Poland sp. z o. o.	Poland
NIKE Retail Services, Inc.	Oregon
NIKE Retail Turkey	Turkey
NIKE Russia LLC	Russia
NIKE SALES (MALAYSIA) SDN. BHD.	Malaysia
NIKE Servicios de Mexico S. de R.L. de C.V.	Mexico
NIKE SINGAPORE PTE LTD	Singapore

SUBSIDIARIES OF THE REGISTRANT—(Continued)

Entity Name	Jurisdiction of Formation
NIKE Slovakia s.r.o.	Slovakia
NIKE Sourcing India Private Limited	India
NIKE Sourcing (Guangzhou) Co., Ltd.	China
NIKE South Africa (Proprietary) Limited	South Africa
NIKE South Africa Holdings LLC	Delaware
NIKE Sphere C.V.	Netherlands
NIKE Sports (China) Company, Ltd.	People’s Republic of China
NIKE Sports Korea Co., Ltd.	South Korea
NIKE Suzhou Holding HK Limited	Hong Kong
NIKE (Suzhou) Sports Company, Ltd.	People’s Republic of China
NIKE Sweden AB	Sweden
NIKE (Switzerland) GmbH	Switzerland
NIKE Tailwind	Bermuda
NIKE (Thailand) Limited	Thailand
NIKE TN, Inc.	Oregon
NIKE Trading Company B.V.	Netherlands
NIKE UK Holding B.V.	Netherlands
NIKE (UK) Limited	United Kingdom
NIKE USA, Inc.	Oregon
NIKE Vapor Ltd.	United Kingdom
NIKE Victory Cooperatief U.A.	Netherlands
NIKE Vietnam Limited Liability Company	Vietnam
NIKE Vision, Timing and Techlab, LP	Texas
NIKE Vomero Cooperatief U.A.	Netherlands
NIKE Waffle	Bermuda
NIKE Wholesale LLC	Slovenia
NIKE Zoom LLC	Delaware
Noël Soccer	France
PMG International Limited	United Kingdom
PT Hurley Indonesia	Indonesia
PT NIKE Indonesia	Indonesia
Savier, Inc.	Oregon
Triax Insurance, Inc.	Hawaii
Twin Dragons Global Limited	Hong Kong
Twin Dragons Holding B.V.	Netherlands
Umbro Asia Sourcing Limited	Hong Kong
Umbro Corp.	Delaware
Umbro Europe B.V.	Netherlands
Umbro Finance Limited	United Kingdom
Umbro France	France
Umbro Hong Kong Limited	Hong Kong
Umbro International Holdings Limited	United Kingdom
Umbro International JV	Delaware
Umbro International Limited	United Kingdom
Umbro JV Limited	United Kingdom
Umbro Licensing Limited	United Kingdom
Umbro Ltd.	United Kingdom
Umbro Schweiz Limited	United Kingdom
Umbro Sports Commercial Shanghai Company Ltd.	People’s Republic of China
Umbro Sportwear Limited	United Kingdom
Umbro Worldwide Limited	United Kingdom
Umbro.com	United Kingdom
Yugen Kaisha Hurley Japan	Japan